Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155993

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2009

PROSPECTUS SUPPLEMENT

(To prospectus dated December 8, 2008)

$

Weingarten Realty Investors

        % Notes Due 2019

We are offering $                     principal amount of         % Notes due 2019 (the “notes”). Interest on the notes will accrue from August     , 2009 and will be paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2009. The notes will mature on September 15, 2019. We may redeem the notes in whole or in part on or after September 15, 2014 at our option at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption, as described under “Description of Notes—Optional Redemption” on page S-8. The notes will be issued in denominations of $20 and integral multiples thereof.

The notes will be unsecured senior debt obligations of Weingarten Realty Investors and will rank equally with existing and future unsecured senior debt obligations of Weingarten Realty Investors. The notes will be effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same).

Investing in our notes involves risks. You should carefully read the discussion of the material risks of investing in our notes beginning on page S-5 of this prospectus supplement under the heading “Risk Factors” and in the accompanying prospectus under the heading “Risk Factors.” In addition, you should carefully consider the risk factors discussed in the documents we file with Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and which we incorporate into this prospectus supplement by reference, including the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009.

Per Note	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds, before expenses, to us(1)%	$

(1)	Plus accrued interest from August , 2009 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the notes on the New York Stock Exchange and expect trading in the notes to begin within 30 days of August     , 2009, the original issue date.

The underwriters may also purchase up to an additional $                     principal amount of notes from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the notes to purchasers in book-entry only form through the facilities of The Depository Trust Company on or about August     , 2009.

Wells Fargo Securities
Morgan Keegan & Company, Inc.
RBC Capital Markets

The date of this prospectus supplement is August     , 2009.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than the date of the respective document or another date specified therein.

Prospectus Supplement

Prospectus

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that we “incorporate by reference” into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Factors which may cause actual results to differ materially from current expectations include, but are not limited to (i) disruptions in financial markets, (ii) general economic and local real estate conditions, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iv) financing risks, such as the inability to obtain equity, debt, or other sources of financing on favorable terms, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates, (vii) the availability of suitable acquisition opportunities, (viii) changes in expected development activity, (ix) increases in operating costs, (x) tax matters, including failure to qualify as a real estate investment trust, could have adverse consequences, (xi) investments through real estate joint ventures and partnerships involve risks not present in investments in which we are the sole investor and (xii) changes in merchant development activity. Accordingly, there is no assurance that our expectations will be realized. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated by reference herein.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of these statements in light of new information or future events.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

The following is only a summary. It should be read together with the more detailed information included elsewhere in this prospectus supplement and the accompanying prospectus. In addition, important information is incorporated by reference into this prospectus supplement and the accompanying prospectus. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless we have indicated otherwise, references in this prospectus supplement to “Weingarten Realty,” the “Company,” “we,” “us” and “our” or similar terms are to Weingarten Realty Investors.

The Company

We are a REIT organized under the Texas Real Estate Investment Trust Act. Through a predecessor entity, we began the ownership and development of shopping centers and other commercial real estate in 1948. Our primary business is leasing space to tenants in neighborhood and community shopping centers and industrial properties that we own or lease. We also manage properties for joint ventures in which we hold interests and for third-party owners for which we charge fees.

At June 30, 2009, we owned or operated under long-term leases, either directly or through our interest in real estate joint ventures or partnerships, a total of 378 developed income-producing properties and 24 properties under various stages of construction and development. The total number of centers includes 318 neighborhood and community shopping centers, 81 industrial projects and three other operating properties located in 23 states spanning the country from coast to coast.

At June 30, 2009, we also owned interests in 30 parcels of land held for development that totaled approximately 28.9 million square feet.

Our principal executive offices are located at 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008, and our telephone number is (713) 866-6000. We also have nine regional offices located in various parts of the United States. Our website address is www.weingarten.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

All capitalized terms not defined herein have the meanings specified in “Description of Notes” in this prospectus supplement or in “Description of Debt Securities” in the accompanying prospectus. For a more complete description of the terms of the notes specified in the following summary, see “Description of Notes.”

Issuer	Weingarten Realty Investors

Securities Offered	$ million aggregate principal amount of % notes due 2019 ($ million aggregate principal amount if the underwriters’ over-allotment option is exercised in full).

Maturity	Unless redeemed prior to maturity, the notes will mature on September 15, 2019.

Interest Rate and Payment Dates	% per annum payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on December 15, 2009, and at maturity.

Ranking	The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same).

Use of Proceeds	Our net proceeds from this offering are estimated to be $ million (approximately $ million if the underwriters’ over-allotment option is exercised in full) after deducting the underwriting discount and other estimated expenses of this offering. We intend to use these net proceeds for general business purposes, including reducing amounts outstanding under our revolving credit facility. See “Use of Proceeds” on page S-6 for more information.

Further Issuances	We may create and issue further notes ranking equally and ratably with the notes in all respects, so that such further notes shall constitute and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes.

Listing	We intend to apply to list the notes on the New York Stock Exchange under the symbol “ .” We expect trading in the notes to begin within 30 days of August , 2009, the original issue date.

Limitations on Incurrence of Debt	The notes contain various covenants, including the following:

(1) we will not, and will not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Debt and our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (a) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, with JPMorgan Chase Bank, trustee) prior to the incurrence of such additional Debt and (b) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt;

(2) we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom and calculated on the assumption that (a) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (b) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (c) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (d) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition or disposition being included in such unaudited pro forma calculation; and

(3) we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest in which the aggregate principal amount of all our outstanding secured Debt is greater than 40% of our Total Assets.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors discussed in the accompanying prospectus and our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated by reference herein, for certain considerations relevant to an investment in the notes.

Optional Redemption	We may redeem the notes, in whole or in part, on or after September 15, 2014 at our option, at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption as described on page S-8 under “Description of the Notes—Optional Redemption.”

Form and Denomination	The notes will be issued in fully registered form in denominations of $20 and integral multiples thereof.

Trustee and Paying Agent	The trustee and paying agent for the notes is JPMorgan Chase Bank, National Association.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

For a more complete description of the terms of the notes, see “Description of Notes” beginning on page S-7.

RISK FACTORS

An investment in the notes involves a significant degree a of risk. You should carefully consider the following risk factors and the risk factors discussed in the accompanying prospectus, together with all of the other information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus, including the additional risk factors included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in the accompanying prospectus, before you decide to purchase the notes. The risks and uncertainties described below and in the referenced Form 10-K, Form 10-Qs and prospectus are not the only ones we may confront. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of those risks actually occur, our financial condition, operating results and prospects could be materially adversely affected. This section contains forward-looking statements.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of June 30, 2009, we had outstanding $1.1 billion of secured indebtedness. The provisions of the indenture governing the notes do not prohibit us from incurring additional secured indebtedness in the future, provided certain conditions are satisfied. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

In addition, as of June 30, 2009, our share of the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) of the entities which we account for under the equity method of accounting was approximately $151.2 million. The provisions of the indenture governing the notes do not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, provided certain conditions are satisfied.

Our credit ratings may not reflect all risks of an investment in the notes and there is no protection in the indenture for holders of the notes in the event of a ratings downgrade.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities with no established trading market. Although we intend to apply to list the notes on the New York Stock Exchange under the symbol “                    ,” we cannot assure you that the notes will be approved for listing. The notes have not been approved for listing as of the date of this prospectus supplement. The underwriters currently intend, but are not obligated, to make a market for the notes should the notes not be approved for listing. If such a market were to develop on the New York Stock Exchange or otherwise, the notes could trade at prices which may be higher or lower than the initial offering price depending on many factors independent of our creditworthiness, including, among other things:

•	the time remaining to the maturity of the notes;

•	their subordination to the existing and future liabilities of our company and our subsidiaries;

•	the outstanding principal amount of the notes; and

•	the level, direction and volatility of market interest rates generally.

USE OF PROCEEDS

The net proceeds to us from the sale of the notes offered by this prospectus supplement are estimated to be $             million (approximately $         million if the underwriters’ over-allotment option is exercised in full) after deducting the underwriting discount and other estimated expenses of this offering payable by us. We intend to use these net proceeds for general business purposes, including reducing amounts outstanding under our revolving credit facility. As of August 5, 2009, we had approximately $235.0 million of debt outstanding on our revolving credit facility bearing interest at a weighted average annual rate, including facility fees, of 2.13% for the three-month period ended June 30, 2009. Our revolving credit facility matures in February 2010, subject to a one-year extension at our option. The borrowings under this facility were used for general business purposes, including working capital, developments and redevelopments. An affiliate of Wells Fargo Securities, LLC is a lender under our unsecured revolving credit facility and will receive a pro rata share of the net proceeds from this offering used to reduce borrowings under the facility proportionate to its commitments under the facility.

Pending application of the net proceeds as described above, we expect to deposit the net proceeds from this offering in interest bearing accounts or purchase certificates of deposit, United States government obligations or other short-term, high-quality debt instruments selected at our discretion.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the period shown:

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005
Ratio of earnings to fixed charges	1.91x	1.50x	1.24x	1.61x	1.77x	1.91x
Ratio of earnings to combined fixed charges and preferred dividends	1.58x	1.26x	1.04x	1.41x	1.66x	1.77x

(1)	The ratios of to fixed charges are computed by dividing earnings by fixed charges. For this purpose, “earnings” consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; and “fixed charges” consists of interest expense (including amortization of loan costs and debt discounts), and interest that has been capitalized.

(2)	The ratios of earnings to combined fixed charges and preferred dividends are computed by dividing earnings by the total of fixed charges and preferred share dividends. For this purpose, “earnings” consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; “fixed charges” consists of interest expense (including amortization of loan costs and debt discounts), and interest that has been capitalized and “preferred share dividends” consists of the amount of pre-tax earnings that would be required to cover preferred share dividend requirements.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, the terms “we,” “us” and “our” refer to Weingarten Realty Investors and not to any of our subsidiaries.

General

The notes will be issued pursuant to an indenture, dated as of May 1, 1995, which we entered into with JPMorgan Chase Bank, National Association, as trustee, as supplemented. We refer to the indenture as supplemented as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 600 Travis, Suite 1150, Houston, Texas 77002.

The notes will be our senior unsecured obligations and will rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same). The notes will also be effectively subordinated to all liabilities and any preferred equity of our subsidiaries. As of June 30, 2009, we had outstanding, exclusive of our subsidiaries, approximately $1.5 billion of senior unsecured indebtedness (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and approximately $1.1 billion of secured indebtedness. As of June 30, 2009, our share of the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) of the entities which we account for under the equity method of accounting was approximately $151.2 million. The provisions of the indenture governing the notes do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, subject to satisfaction of certain conditions. See “Risk Factors — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” in this prospectus supplement.

The notes will be issued in an initial principal amount of $         million ($         million if the underwriters’ over-allotment option is exercised in full). We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus supplement and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $20 and integral multiples thereof, except under the limited circumstances described below under “— Book-Entry System” in this prospectus supplement.

If any interest payment date or stated maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

Optional Redemption

We may, at our option, at any time and from time to time, on or after September 15, 2014, redeem the notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Listing

We intend to apply to list the notes on the New York Stock Exchange under the symbol “             .” We expect trading in the notes to begin within 30 days of August     , 2009, the original issue date.

Interest

Interest on the notes will accrue at the rate of         % per year from and including August     , 2009 or the most recent interest payment date to which interest has been paid or provided for, and will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year, beginning December 15, 2009. We will pay interest to those persons who were holders of record of such notes on the first day of the month of each interest payment date: March 1, June 1, September 1 and December 1, the record date preceding each interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

The notes will mature on September 15, 2019 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee.

Trustee

JPMorgan Chase Bank will be the trustee, registrar and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

The trustee is one of our creditors, and a result, it is subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Covenants

Limitations on Incurrence of Debt. The notes will provide that we will not, and will not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Debt and our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

In addition to the foregoing limitation on the incurrence of Debt, the notes will provide that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Furthermore, the notes also will provide that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (l) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value. The notes will provide that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 100% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt.

Insurance. The notes will provide that we will, and will cause each of our subsidiaries to keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if such insurer has publicly rated debt, the rating for such debt must be at least investment grade with a nationally recognized rating agency.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time of such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, our and our subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

“Capital Shares” means, with respect to any person, any capital shares (including preferred shares), interest, participations or other ownership interest (however designated) of such person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Consolidated Income Available for Debt Service” for any period means our and our subsidiaries’ Funds from Operations plus amounts which have been deducted for interest on our and our subsidiaries’ Debt.

“Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (4) the principal amount of all of our or any of our subsidiaries’ obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock or (5) any lease of property by us or any subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of us or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any subsidiary) (it being understood that Debt shall be deemed to be incurred by us or any subsidiary whenever we or subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Disqualified Stock” means with respect to an person, any Capital Shares of such person which by the terms of such Capital Shares (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of the notes.

“Funds from Operations” for any period means net income plus depreciation, amortization and extraordinary charges, excluding gains and losses on sales of properties and securities.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our other assets determined in accordance with generally accepted accounting principles (but excluding goodwill and unamortized debt costs).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” means as of any date the sum of the Company’s Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest.

See “Description of Debt Securities — Certain Covenants” in the accompanying prospectus for a description of additional covenants applicable to us.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion contained under the heading “Federal Income Tax Consequences” in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.

In conjunction with the discussion contained under the heading “Federal Income Tax Consequences” in the accompanying prospectus, the following discussion summarizes the material federal income tax consequences associated with an investment in the notes. The tax treatment of a note holder will vary depending upon the holder’s particular situation, and this discussion and the related discussion in the accompanying prospectus address only holders that hold notes as a capital asset and do not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Holders” in the accompanying prospectus);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•

non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Holders” in the accompanying prospectus and “— Taxation of Non-U.S. Holders of Notes”); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section and the related section in the accompanying prospectus are based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary and the summary in the accompanying prospectus describe the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

This section and the related section in the accompanying prospectus are not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our notes. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

Taxation of Weingarten Realty Investors as a REIT

Locke Lord Bissell & Liddell LLP will provide us an opinion that for our taxable year ended December 31, 2008 we qualified as a REIT under the Code, that we are organized and our manner of operation is in conformity with the requirements for qualification and taxation as a REIT under the Code as of the date of this Registration Statement Supplement, and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2009. You should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. In providing its opinion, Locke Lord Bissell & Liddell LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Locke Lord Bissell & Liddell LLP by us.

Taxation of Non-U.S. Holders of Notes

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This section is only a summary of certain of such rules and should be read in conjunction with the discussion contained under the heading “Federal Income Tax Consequences—Taxation of Non-U.S. Holders” in the accompanying prospectus. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of debt securities, including any reporting requirements.

Interest on the Notes. Subject to the discussion on backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note, provided that:

•

the non-U.S. holder is not (a) a direct or indirect owner of 10% or more of our voting stock, (b) a controlled foreign corporation related to us through stock ownership, or (c) a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business;

•	such interest payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S.; and

•

we or our paying agent receives certain information from the non-U.S. holder (or a financial institution that holds the notes on behalf of the non-U.S. holder in the ordinary course of its trade or business), including a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the non-U.S. holder certifies, under penalties of perjury, that he is a non-U.S. person.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to withholding at a rate of 30% unless:

•	the income is effectively connected with the conduct of a U.S. trade or business, or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to the 30% branch profits tax (subject to reduction under an applicable tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to withholding so long as the non-U.S. holder provides us or the paying agent with an IRS Form W-8ECI. To claim the benefit of an income tax treaty, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms.

Disposition of the Notes. Subject to the discussion on backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain from the sale, redemption or other disposition of a note unless:

•

such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if required by an applicable income tax treaty; or

•	such non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable tax treaty, gain from the sale or disposition of a note that is effectively connected with a non-U.S. holder’s U.S. trade or business generally will be subject to U.S. federal income tax on a net basis at the rates applicable to a U.S. Holder. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to the 30% branch profits tax (subject to reduction under an applicable tax treaty). If such gains are realized by a non-U.S. holder who is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year of disposition, then such non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (subject to reduction under an applicable tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources. To claim the benefit of an income tax treaty, the non-U.S. holder must timely provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the non-U.S. holder certifies, under penalties of perjury, that he is a non-U.S. person.

Backup Withholding and Information Reporting With Respect to Notes. Payments to a non-U.S. holder of interest on a note generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available, under the provisions of a specific tax treaty or agreement, to the tax authorities of the country in which the non-U.S. holder resides.

Non-U.S. holders are generally not subject to backup withholding and additional information reporting requirements with respect to

•	payments of the principal of, interest on, and any premium with respect to debt securities; and;

•

the payment of the proceeds from the sale of debt securities effected at a U.S. office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, provided neither we nor the holder’s broker has actual knowledge or reason to know that such holder is a U.S. person and the holder has furnished to the payor or broker: (a) a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is a non-U.S. person, or (b) other documentation upon which we may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations, or (c) the holder otherwise establishes an exemption.

Payment of the proceeds from the sale of debt securities effected at a foreign office of a broker generally will not be subject to additional information reporting or backup withholding. However, a sale of debt securities that is effected at a foreign office of a broker will be subject to additional information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by the non-U.S. holder in the U.S.;

•	the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a U.S. address; or

•	the sale has some other specified connection with the U.S. as provided in U.S. Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a U.S. person and the documentation requirements described above are met or the holder otherwise establishes an exemption.

In addition, a sale of debt securities will be subject to additional information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year: (a) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that the holder is a U.S. person and the documentation requirements described above are met or the holder otherwise establishes an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a U.S. person. A holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the holder’s income tax liability by filing a refund claim with the Internal Revenue Service.

UNDERWRITING

Wells Fargo Securities, LLC, Morgan Keegan & Company, Inc. and RBC Capital Markets Corporation are acting as the underwriters of the offering.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Morgan Keegan & Company, Inc.
RBC Capital Markets Corporation

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters must purchase all of the notes if they purchase any of the notes. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

We have granted an option to the underwriters, exercisable for 30 days from and including the date of this prospectus supplement, to purchase up to an additional $             principal amount of notes at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of notes proportionate to that underwriter’s initial principal amount of notes reflected in the table above.

The underwriters have advised us that they propose to offer some of the notes directly to the public at the public offering price appearing on the cover page of this prospectus supplement and some of the notes to certain dealers at the public offering price less a concession not to exceed         % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed         % of the principal amount of the notes on sales to other dealers. After the public offering of the notes, the public offering price and other selling terms to dealers may be changed.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Weingarten
Per note		%

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading of the notes on the New York Stock Exchange to begin within 30 days of August     , 2009, the original issue date. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

We estimate that our total expenses for this offering (excluding the underwriting discount) will be $            .

We expect to deliver the notes against payment for the notes on or about the date specified in the next to last paragraph on the cover page of this prospectus supplement.

We have agreed that for a period of 30 days from the date of this prospectus supplement, we will not offer, sell, contract to sell or otherwise dispose of any debt securities that are substantially similar to the notes without the prior written consent of the underwriters.

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with us from time to time in the ordinary course of their business for which they have received or will receive customary compensation.

An affiliate of Wells Fargo Securities, LLC is a lender under our existing credit facility, and has been paid customary fees. A portion of our outstanding borrowings under this credit facility will be repaid with the net proceeds of the sale of the notes; an affiliate of Wells Fargo Securities LLC is a lender under this credit facility and will receive a pro rata share of the net proceeds from this offering used to reduce borrowings thereunder.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the notes will be made against payment therefor on or about August     , 2009, which will be the              business day following the date hereof (this settlement cycle being referred to as “T+  ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the next succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+  , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

LEGAL MATTERS

Certain legal matters with respect to the notes, as well as certain tax matters, will be passed upon for us by Locke Lord Bissell & Liddell LLP, Dallas, Texas. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters and will rely on the opinion of Locke Lord Bissell & Liddell LLP as to matters of Texas law.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement modifies or supercedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus any documents or portions of documents that, in accordance with SEC rules, we “furnish” to the SEC, as opposed to those documents or portions of documents that we “file” with the SEC. As a result, the information that we furnish to the SEC is not and will not be a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 7 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Any person, including any beneficial owner, to whom this prospectus supplement is delivered may request copies of any or all of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

Weingarten Realty Investors

2600 Citadel Plaza Drive

Suite 125

Houston, Texas 77008

(713) 866-6000.

PROSPECTUS

Weingarten Realty Investors

Common Shares, Preferred Shares, Depositary Shares,

Debt Securities and Warrants

From time to time, we may offer to sell debt securities, common shares, warrants, depositary shares and preferred shares. Our debt securities may be convertible into, or exchangeable for, our common or preferred shares. The preferred shares may either be sold separately or represented by depositary shares. We may, from time to time, offer to sell debt securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common shares of beneficial interest trade on the New York Stock Exchange under the symbol “WRI.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under the shelf registration process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described under “Where You Can find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. In addition, you may read and copy our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our website address is www.weingarten.com.

This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements,” as defined under U.S. federal securities laws. Generally, the words “believe,” “experts,” “intend,” “estimate,” “anticipate,” “project,” “may” and similar expressions identify forward-looking statements. These may include statements regarding the effect of acquisitions and redevelopments, our future financial performance, including our ability to maintain current or meet projected occupancy, rent levels and same store results, and the effect of government regulations. Actual results may differ materially from those described in the forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond our control including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of government regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuation in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risks; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue

Code, through actual operating results, distribution levels and diversity of shares ownership. Readers should carefully review our financial statements and the notes hereto, as well as the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the other documents we file from time to time with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

For these statements, we claim the protection of the safe harbor forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus and the applicable prospectus summary or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus and the applicable prospectus summary.

THE COMPANY

We are a REIT organized under the Texas Real Estate Investment Trust Act. Through a predecessor entity, we began the ownership and development of shopping centers and other commercial real estate in 1948. Our primary business is leasing space to tenants in the neighborhood and community shopping centers and industrial properties that we own or lease. We also manage properties for joint ventures in which we hold interests, and for third-party owners for which we charge fees.

At September 30, 2008, we owned or operated under long-term leases, either directly or through our interest in real estate joint ventures or partnerships, a total of 375 developed income-producing properties and 34 properties under various stages of construction and development. The total number of centers includes 329 neighborhood and community shopping centers located in 22 states spanning the country from coast to coast. We also owned 77 industrial projects located in California, Florida, Georgia, Tennessee, Texas and Virginia and three other operating properties located in Arizona and Texas. The portfolio of properties is approximately 73.5 million square feet.

At September 30, 2008, we also owned interests in 20 parcels of unimproved land held for future development that totaled approximately 23.4 million square feet.

Our principal executive offices are located at 2600 Citadel Plaza Drive, Houston, Texas 77008, and our phone number is (713) 866-6000. We also have nine regional offices located in various parts of the United States. Our website address is www.weingarten.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves various risks. You should carefully consider the risk factors prior to purchasing any of our securities.

The economic performance and value of our shopping centers depend on many factors, each of which could have an adverse impact on our cash flows and operating results.

The economic performance and value of our properties can be affected by many factors, including the following:

•	Changes in the national, regional and local economic climate;

•	Local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•	The attractiveness of the properties to tenants;

•	Competition from other available space;

•	Our ability to provide adequate management services and to maintain our properties;

•	Increased operating costs, if these costs cannot be passed through to tenants;

•	The expense of periodically renovating, repairing and releasing spaces;

•	Consequence of any armed conflict involving, or terrorist attack against, the United States;

•	Our ability to secure adequate insurance;

•	Fluctuations in interest rates;

•	Changes in real estate taxes and other expenses; and

•	Availability of financing on acceptable terms or at all.

Our properties consist primarily of neighborhood and community shopping centers and, therefore, our performance is linked to general economic conditions in the market for retail space. The market for retail space has been and may continue to be adversely affected by weakness in the national, regional and local economies where our properties are located, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets and increasing consumer purchases through catalogues and the Internet. To the extent that any of these conditions occur, they are likely to affect market rents for retail space. In addition, we may face challenges in the management and maintenance of the properties or encounter increased operating costs, such as real estate taxes, insurance and utilities, which may make our properties unattractive to tenants.

Our acquisition activities may not produce the cash flows that we expect and may be limited by competitive pressures or other factors.

We intend to acquire existing retail properties to the extent that suitable acquisitions can be made on advantageous terms. Acquisitions of commercial properties involve risks such as:

•	Our estimates on expected occupancy and rental rates may differ from actual conditions;

•	Our estimates of the costs of any redevelopment or repositioning of acquired properties may prove to be inaccurate;

•	We may be unable to operate successfully in new markets where acquired properties are located, due to a lack of market knowledge or understanding of local economies;

•	We may be unable to successfully integrate new properties into our existing operations; or

•	We may have difficulty obtaining financing on acceptable terms or paying the operating expenses and debt service associated with acquired properties prior to sufficient occupancy.

In addition, we may not be in a position or have the opportunity in the future to make suitable property acquisitions on advantageous terms due to competition for such properties with others engaged in real estate investment. Our inability to successfully acquire new properties may have an adverse effect on our results of operations.

Turmoil in capital markets could adversely impact acquisition activities and pricing of real estate assets.

Volatility in capital markets could adversely affect acquisition activities by impacting certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. These factors directly affect a lender’s ability to provide debt financing as well as increase the cost of available debt financing. As a result, we may not be able to obtain favorable debt financing in the future or at all. This may result in future acquisitions generating lower overall economic returns, which may adversely affect our results of operations and distributions to shareholders. Furthermore, any turmoil in the capital markets could adversely impact the overall amount of capital available to invest in real estate, which may result in price or value decreases of real estate assets.

Our dependence on rental income may adversely affect our profitability, our ability to meet our debt obligations and our ability to make distributions to our shareholders.

The substantial majority of our income is derived from rental income from real property. As a result, our performance depends on our ability to collect rent from tenants. At any time, our tenants may experience a downturn in their business that may significantly weaken their financial condition and ability to meet rental obligations. Our income and funds for distribution would be negatively affected if a significant number of our tenants, or any of our major tenants (as discussed in more detail below):

•	Delay lease commencements;

•	Decline to extend or renew leases upon expiration;

•	Fail to make rental payments when due; or

•	Close stores or declare bankruptcy.

Any of these actions could result in the termination of the tenants’ lease and the loss of rental income attributable to the terminated leases. In addition, lease terminations by an anchor tenant or a failure by that anchor tenant to occupy the premises could also result in lease terminations or reductions in rent by other tenants in the same shopping centers under the terms of some leases. In these events, we cannot be sure that any tenant whose lease expires will renew that lease or that we will be able to re-lease space on economically advantageous terms. The loss of rental revenues from a number of our tenants and our inability to replace such tenants, particularly in the case of a substantial tenant with leases in multiple locations, may adversely affect our profitability, our ability to meet debt and other financial obligations and our ability to make distributions to the shareholders. Through the nine months ended September 30, 2008, we had 70 tenants that either closed stores due to bankruptcy or declared bankruptcy. Such closings and bankruptcies represent 1.9% leasable space in our portfolio.

We may be unable to collect balances due from tenants in bankruptcy.

A tenant that files for bankruptcy protection may not continue to pay us rent. A bankruptcy filing by or relating to one of our tenants or a lease guarantor would bar all efforts by us to collect pre-bankruptcy debts from the tenant or the lease guarantor, or their property, unless the bankruptcy court permits us to do so. A tenant or lease guarantor bankruptcy could delay our efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. As a result, it is likely that we would recover substantially less than the full value of any unsecured claims it holds, if at all.

Our development and construction activities could affect our operating results.

We intend to continue the selective development and construction of retail properties in accordance with our development and underwriting policies as opportunities arise. Our development and construction activities include risks that:

•	We may abandon development opportunities after expending resources to determine feasibility;

•	Construction costs of a project may exceed our original estimates;

•	Occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable;

•	Rental rates per square foot could be less than projected;

•	Financing may not be available to us on favorable terms for development of a property;

•	We may not complete construction and lease-up on schedule, resulting in increased debt service expense and construction costs; and

•	We may not be able to obtain, or may experience delays in obtaining necessary zoning, land use, building, occupancy and other required governmental permits and authorizations.

Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait years for a significant cash return. If any of the above events occur, the development of properties may hinder our growth and have an adverse effect on our results of operations. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require substantial time and attention from management.

Our merchant development program could affect our operating results.

Through our merchant development program, we develop primarily neighborhood and community shopping centers, with the objective of selling the properties (or interests therein) to third parties, as opposed to retaining the properties in our portfolio on a long-term basis. Due to the inherent uncertainty associated with our merchant development program, our operating results and financial indicators, such as funds from operations (“FFO”), will fluctuate from time to time. Accordingly, fluctuations in the results of our merchant development program could cause us to be unable to meet, or to exceed, our publicly disclosed financial performance outlook, as well as FFO per share estimates of security analysts for any given period. Our expectations with respect to sales in our merchant development program are based on currently available information, and no assurance can be given regarding the timing, terms or consummation of any sale. Furthermore, market conditions can impact our ability to sell these properties as potential funding may not be readily available to prospective buyers. Failure to meet our publicly disclosed financial performance outlook or security analyst estimates could have a material adverse effect on the trading price of our common shares of beneficial interest.

There is a lack of operating history with respect to our recent acquisitions and development of properties and we may not succeed in the integration or management of additional properties.

These properties may have characteristics or deficiencies currently unknown to us that affect their value or revenue potential. It is also possible that the operating performance of these properties may decline under our management. As we acquire additional properties, we will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, our ability to manage our growth effectively will require us to successfully integrate our new acquisitions into our existing management structure. We may not succeed with this integration or effectively manage additional properties. Also, newly acquired properties may not perform as expected.

Real estate property investments are illiquid, and therefore we may not be able to dispose of properties when appropriate or on favorable terms.

Real estate property investments generally cannot be disposed of quickly. In addition, the federal tax code imposes restrictions on the ability of a REIT to dispose of properties that are not applicable to other types of real estate companies. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms, which could cause us to incur extended losses and reduce our cash flows and adversely affect distributions to shareholders.

Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.

We are generally subject to risks associated with debt financing. These risks include:

•	Our cash flow may not satisfy required payments of principal and interest;

•	We may not be able to refinance existing indebtedness on our properties as necessary or the terms of the refinancing may be less favorable to us than the terms of existing debt;

•	Required debt payments are not reduced if the economic performance of any property declines;

•	Debt service obligations could reduce funds available for distribution to our shareholders and funds available for capital investment;

•	Any default on our indebtedness could result in acceleration of those obligations and possible loss of property to foreclosure; and

•	The risk that necessary capital expenditures for purposes such as re–leasing space cannot be financed on favorable terms.

If a property is mortgaged to secure payment of indebtedness and we cannot make the mortgage payments, we may have to surrender the property to the lender with a consequent loss of any prospective income and equity value from such property. Any of these risks can place strains on our cash flows, reduce our ability to grow and adversely affect our results of operations.

Property ownership through real estate partnerships and joint ventures could limit our control of those investments and reduce our expected return.

Real estate partnership or joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that our partner or co-venturer might become bankrupt, that our partner or co-venturer might at any time have different interests or goals than us, and that our partner or co-venturer may take action contrary to our instructions, requests, policies or objectives. Other risks of joint venture investments could include impasse on decisions, such as a sale, because neither our partner or co-venturer nor we would have full control over the partnership or joint venture. These factors could limit the return that we receive from those investments or cause our cash flows to be lower than our estimates.

Our financial condition could be adversely affected by financial covenants.

Our credit facilities and public debt indentures under which our indebtedness is, or may be, issued contain certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on our ability to incur secured and unsecured indebtedness, restrictions on our ability to sell all or substantially all of our assets and engage in mergers and consolidations and certain acquisitions. These covenants could limit our ability to obtain additional funds needed to address cash shortfalls or pursue growth opportunities or transactions that would provide substantial return to our shareholders. In addition, a breach of these covenants could cause a default under or accelerate some or all of our indebtedness, which could have a material adverse effect on our financial condition.

If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax as a regular corporation and could have significant tax liability.

We intend to operate in a manner that allows us to qualify as a REIT for U.S. federal income tax purposes. However, REIT qualification requires us to satisfy numerous requirements (some on an annual or quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code, for which there are a limited number of judicial or administrative interpretations. Our status as a REIT requires an analysis of various factual matters and circumstances that are not entirely within our control. Accordingly, it is not certain we will be able to qualify and remain qualified as a REIT for U.S. federal income tax purposes. Even a technical or inadvertent violation of the REIT requirements could jeopardize our REIT qualification. Furthermore, Congress or the IRS might change the tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•

We would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to our shareholders in computing our taxable income and would be subject to U.S. federal income tax on our taxable income at regular corporate rates;

•

Any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders, and could force us to liquidate assets or take other actions that could have a detrimental effect on our operating results; and

•

Unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year during which we lost our qualification, and our cash available for distribution to our shareholders therefore would be reduced for each of the years in which we do not qualify as a REIT.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow. We may also be subject to certain U.S. federal, state and local taxes on our income and property either directly or at the level of our subsidiaries. Any of these taxes would decrease cash available for distribution to our shareholders.

Compliance with REIT requirements may negatively affect our operating decisions.

To maintain our status as a REIT for U.S. federal income tax purposes, we must meet certain requirements, on an ongoing basis, including requirements regarding our sources of income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may also be required to make distributions to our shareholders when we do not have funds readily available for distribution or at times when our funds are otherwise needed to fund capital expenditures.

As a REIT, we must distribute at least 90% of our annual net taxable income (excluding net capital gains) to our shareholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our net taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our net taxable income may be greater than our cash flow available for distribution to our shareholders. If we do not have other funds available in these situations, we could be required to borrow funds, sell a portion of our securities at unfavorable prices or find other sources of funds in order to meet the REIT distribution requirements.

Dividends paid by REITs generally do not qualify for reduced tax rates.

In general, the maximum U.S. federal income tax rate for dividends paid to individual U.S. shareholders is 15% (through 2010). Unlike dividends received from a corporation that is not a REIT, our distributions to individual shareholders generally are not eligible for the reduced rates.

Our real estate investments may contain environmental risks that could adversely affect our operating results.

The acquisition of certain assets may subject us to liabilities, including environmental liabilities. Our operating expenses could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. In addition, under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property or have arranged for the disposal or treatment of hazardous or toxic substances. As a result, we may become liable for the costs of removal or remediation of certain hazardous substances released on or in our property.

We may also be liable for other potential costs that could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). We may incur such liability whether or not we knew of, or were responsible for, the presence of such hazardous or toxic substances. Any liability could be of substantial magnitude and divert management’s attention from other aspects of our business and, as a result, could have a material adverse effect on our operating results and financial condition, as well as our ability to make distributions to the shareholders.

An uninsured loss or a loss that exceeds the policies on our properties could subject us to lost capital or revenue on those properties.

Under the terms and conditions of the leases currently in force on our properties, tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the properties, except for claims arising from our negligence or intentional misconduct or that of our agents. Tenants are generally required, at the tenant’s expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies. We have obtained comprehensive liability, casualty, property, flood and rental loss insurance policies on our properties. All of these policies may involve substantial deductibles and certain exclusions. In addition, we cannot assure the shareholders that the tenants will properly maintain their insurance policies or have the ability to pay the deductibles. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the policies noted above, or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in, and anticipated revenue from, one or more of the properties, which could have a material adverse effect on our operating results and financial condition, as well as our ability to make distributions to the shareholders.

Loss of our key personnel could adversely affect the value of our common shares of beneficial interest and operations.

We are dependent on the efforts of our key executive personnel. Although we believe qualified replacements could be found for these key executives, the loss of their services could adversely affect the value of our common shares of beneficial interest and operations.

Policies may be changed without obtaining the approval of our shareholders.

Our shareholders do not control any policies with respect to our operating and financial policies, including our policies regarding acquisitions, dispositions, indebtedness, operations, capitalization and dividends, which are determined by our Board of Trust Managers and management.

Recent disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our common shares.

The United States and global equity and credit markets have recently experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in certain cases have resulted in the unavailability of certain types of financing. Continued uncertainty in the equity and credit markets may negatively impact our ability to access additional financing at reasonable terms or at all, which may negatively affect our ability to make dispositions, obtain construction financing or refinance our debt. A prolonged downturn in the equity or credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plan accordingly. In addition, these factors may make it more difficult for us to sell properties or may adversely affect the price we receive for properties that we do sell, as prospective buyers may experience increased costs of financing or difficulties in obtaining financing. These events in the equity and credit markets may make it more difficult or costly for us to raise capital through the issuance of our common shares or preferred shares. These disruptions in the financial markets also may have a material adverse effect on the market value of our common shares of beneficial interest and preferred shares and other adverse effects on us or the economy generally. There can be no assurances that government responses to the disruptions in the financial markets will restore consumer confidence, stabilize the markets or increase liquidity and the availability of equity or credit financing.

Among the market conditions that may affect the value of our common shares of beneficial interest and preferred shares are the following:

•	the attractiveness of REIT securities as compared to other securities, including securities issued by other real estate companies, fixed income equity securities and debt securities;

•	the degree of interest held by institutional investors;

•	our operating performance and financial situation; and

•	general economic conditions.

The current volatility on the stock market has created price and volume fluctuations that have not necessarily been comparable to operating performance.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unintended expenditures that adversely affect our cash flows.

All of our properties are required to comply with the Americans with Disabilities Act (ADA). The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers, and noncompliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. While the tenants to whom we lease properties are obligated by law to comply with the ADA provisions, and typically under tenant leases are obligated to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of these tenants to cover costs could be adversely affected. As a result, we could be required to expend funds to comply with the provisions of the ADA, which could adversely affect the results of operations and financial condition and our ability to make distributions to shareholders. In addition, we are required to operate the properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the properties. We may be required to make substantial capital expenditures to comply with those requirements, and these expenditures could have a material adverse effect on our ability to meet the financial obligations and make distributions to our shareholders.

PLAN OF DISTRIBUTION

We may sell the securities directly or to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Our common shares or preferred shares may be issued by us upon conversion of our debt securities or upon exercise of warrants. The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices that may be changed at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.

We may enter into derivative transactions with parties, or sell securities not covered by this prospectus to third-parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by us for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchase of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at anytime.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and our affiliates in the ordinary course of business for which they may receive customary fees and expenses.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for repayment or refinancing of debt; acquisition of additional properties or real estate-related securities; development of new properties; redevelopment of existing properties; and working capital and general purposes.

Pending the use thereof, we intend, generally, to invest any net proceeds in short-term, interest-bearing securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the periods shown:

	Nine Months Ended September 30,	Years Ended December 31,
	2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges (1)	1.59	1.68	1.79	1.89	1.64	1.74
Ratio of earnings to combined fixed charge and preferred dividends (2)	1.34	1.47	1.68	1.76	1.55	1.50

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” consists of income from continuing operations before minority interests and taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; and “fixed charges” consists of interest expense (including amortization of loan costs), and interest that has been capitalized.

(2)	The ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by the total of fixed charges and preferred share dividends. For this purpose, “earnings” consists of income before minority interests and taxes (which includes equity in earnings of unconsolidated and subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; “fixed charges” consists of interest expense (including amortization of loan costs), and interest which has been capitalized; and “preferred share dividends” consists of the amount of pre-tax earnings that would be required to cover preferred share dividend requirements.

DESCRIPTION OF CAPITAL SHARES

We are a Texas real estate investment trust. Your rights as a shareholder are governed by the Texas Real Estate Investment Trust Act, our declaration of trust and our bylaws. The following summary of terms, rights and preferences of the shares of beneficial interest is not complete. You should read our declaration of trust and bylaws for more complete information.

Authorized Shares

Our declaration of trust provides that we may issue up to 160,000,000 shares of beneficial interest, consisting of 150,000,000 common shares, par value $0.03 per share, and 10,000,000 preferred shares, par value $.03 per share. At September 30, 2008, 84,044,000 common shares, 3,000,000 depositary shares, each and representing one-thirtieth of a 6.75% Series D Cumulative Redeemable Preferred Share, 2,900,000 depositary shares, each representing one-one hundredth of a share of 6.95% Series E Cumulative Redeemable Preferred Shares, 14,000,000 depositary shares, each representing one-one hundredth of a share of 6.5% Series F Cumulative Redeemable Preferred Shares were issued and outstanding. In addition, we have 3,404,748 common shares available for issuance upon the exercise of options granted under our employee and trust manager share option plans. Mellon Investor Services, LLC is the transfer agent and registrar of our common shares and preferred shares.

Shareholder Liability

Under Texas law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

Notwithstanding these limitations, common law theories of “piercing the corporate veil” may be used to impose liability on shareholders in certain instances. Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Texas law or our declaration of trust, and (2) does not provide similar limitations of liability applicable to real estate investment trusts or other trusts, a third party could attempt, under limited circumstances, to assert a claim against our shareholders based upon our obligations.

Common Shares

Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of shareholders, including the election of trust managers. The right to vote is subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, which we describe under “Restrictions on Ownership” below. There is no cumulative voting in the election of trust managers.

Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

According to the terms of our declaration of trust and bylaws and Texas law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

•

The election of trust managers (which provides that trust managers remain on the board unless and until a nominee for that board seat receives the affirmative vote of the holders of 66 2/3% of our common shares);

•	The amendment of our declaration of trust by shareholders (which requires the affirmative vote of 66 2/3% of all votes entitled to be cast on the matter);

•	Our termination, winding up of affairs and liquidation (which requires the affirmative vote of 66 2/3% of all the votes entitled to be cast on the matter); and

•

Our merger or consolidation with another entity or sale of all or substantially all of our property (which requires the approval of the board of trust managers and an affirmative vote of 66 2/3% of all the votes entitled to be cast on the matter).

Dividends. Subject to any preferential rights of any outstanding series of preferred shares, the holders of our common shares are entitled to such dividends and distributions as may be declared from time to time by the board of trust managers from funds available therefor. We may pay dividends in either cash, property or in common shares. Payment and declaration of dividends on our common shares and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred shares.

Distributions and Liquidation Rights. Upon any liquidation, dissolution or winding up of us, holders of our common shares will be entitled to share equally and ratably in any assets available for distribution to them after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any outstanding preferred shares.

No Preemptive Rights. No holders of our common shares have preemptive or other rights to purchase or subscribe for any common shares.

REIT Restrictions on Ownership and Transfer. Our common shares are subject to certain restrictions upon ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of such restrictions, see “Restrictions on Ownership.”

Stock Exchange Listing. Our common shares are traded on the New York Stock Exchange under the trading symbol “WRI.”

Preferred Shares

Our declaration of trust authorizes our board of trust managers to issue up to 10,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designations, powers, preferences and nights of each series and the qualifications, limitations or restrictions thereof. No shareholder approval is required for the issuance of preferred shares.

Future Series of Preferred Shares. The applicable prospectus supplement shall set forth with respect to each series that may be issued and sold pursuant hereto:

•	the designation of such shares and the number of shares that constitute such series;

•

the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the Priority as to the payment of dividends with respect to other classes or series of our capital shares;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights, if any, of the shares;

•	the terms and amount of a sinking fund, if any;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of our capital shares and any other rights of the shares of such series upon our liquidation or winding-up;

•	whether or not and on what terms the shares of such series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of such series will be convertible into or exchangeable for our other debt or equity securities;

•	whether the shares of such series of preferred shares will be listed on a securities exchange;

•

any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “Restrictions on Ownership,” in each case as may be appropriate to preserve our status as a real estate investment trust;

•	any special United States federal income tax considerations applicable to such series;

•	any listing of the preferred shares on any securities exchange;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with our declaration of trust, our bylaws and the Texas Real Estate Investment Trust Act.

The terms of any preferred shares we issue will be set forth in resolutions adopted by our board of trust managers. We will file such resolutions as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable resolutions for a complete description of all of the terms.

DESCRIPTION OF DEPOSITARY SHARES

General. We may issue receipts for depositary shares, each of which will represent a fractional interest of a particular series of a class of preferred shares, as specified in the applicable prospectus supplement. The preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of a preferred share represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights ) as designated by our board of trust managers. The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information” on page 1.

As of the date of this prospectus, the following depositary shares are outstanding:

6.75% Series D Cumulative Redeemable Preferred Shares and Depositary Shares

On April 30, 2003, we issued 100,000 shares of 6.75% Series D Cumulative Redeemable Preferred Shares and 3,000,000 depositary shares for $75.0 million. Each depositary share represents a one-thirtieth fractional interest in a share of Series D Preferred. The Series D Preferred has a liquidation preference of $750.00 per share (equivalent to $25.00 per depositary share) and the holders are entitled to cumulative dividends from the date of original issuance of $50.625 per share (equivalent to $1.6875 per depositary share). The Series D Preferred ranks on parity with the Series E Preferred and Series F Preferred described below with respect to the payment of dividends and payments upon liquidation. We currently can redeem the Series D Preferred Shares. The redemption price per share of Series D Preferred is $750.00 (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends through the date of such redemption. The Series D Preferred and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed. The Series D Preferred and the depositary shares are not convertible into or exchangeable for any of our other securities. The Series D Preferred shareholders and holders of the depositary shares generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series D Preferred (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable), have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. In such case, the entire board of trust managers will be increased by two trust managers.

The Series D Preferred is not be listed for trading on any exchange. The depositary shares are listed for trading on the New York Stock Exchange.

6.95% Series E Cumulative Redeemable Preferred Shares and Depositary Shares

On July 8, 2004, we issued 29,000 shares of 6.95% Series E Cumulative Redeemable Preferred Shares and 2,900,000 depositary shares for $72.5 million. Each depositary share represents a one-hundredth fractional interest in a share of Series E Preferred. The Series E Preferred has a liquidation preference of $2,500 per share (equivalent to $25 per depositary share). The Series E Preferred ranks on a parity with the Series D Preferred and Series F Preferred with respect to the payment of dividends and payments upon liquidation. We may not redeem the Series E Preferred Shares before July 8, 2009. The redemption price per share of Series E Preferred is $2,500 (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends through the date of such redemption. The Series E Preferred and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed. The Series E Preferred and the depositary shares are not convertible into or exchangeable for any of our other securities. The Series E Preferred shareholders and the holders of the depositary shares generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series D Preferred (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable), have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. In such case, the entire board of trust managers will be increased by two trust managers.

The Series E Preferred is not listed for trading on any exchange. The depositary shares are listed for trading on the New York Stock Exchange.

6.5% Series F Cumulative Redeemable Preferred Shares and Depositary Shares

On January 30, 2007, we issued 80,000 shares of 6.5% Series F Cumulative Redeemable Preferred Share and 8,000,000 depositary shares for $200 million. On June 6, 2008 we issued an additional 60,000 shares of 6.5% Series F Cumulative Redeemable Preferred Shares and an additional 6,000,000 depositary shares for $150 million. Each depositary share represents a one-hundredth fractional interest in a share of Series F Preferred. The Series F Preferred has a liquidation preference of $2,500 per share (equivalent to $25 per depositary share). The Series F Preferred ranks on a parity with the Series D Preferred and Series E Preferred with respect to the payment of dividends and payments upon liquidation. We may not redeem the Series F Preferred Shares before January 30, 2012. The redemption price per share of Series F Preferred is $2,500 (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends through the date of such redemption. The Series F Preferred and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed. The Series F Preferred and the depositary shares are not convertible into or exchangeable for any of our other securities. The Series F Preferred shareholders and the holders of the depositary shares generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series F Preferred (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable), have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. In such case, the entire board of trust managers will be increased by two trust managers.

The Series F Preferred is not listed for trading on any exchange. The depositary shares are listed for trading on the New York Stock Exchange.

See “Description of Capital Shares—Description of Preferred Shares.”

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related depositary receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.

Withdrawal of Shares. Unless the related depositary shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed o be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights. Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares. The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital shares. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

•	each related preferred share shall have been converted into capital shares that are not represented by depositary shares.

Fees of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous. The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares. Neither us nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

RESTRICTIONS ON OWNERSHIP

Maintaining REIT Status

In order for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. In addition, our capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. For purposes of restrictions on ownership, “capital shares” means our common shares and any securities convertible into common shares.

Because the board believes it is essential for us to continue to qualify as a REIT, our declaration of trust generally provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our total outstanding capital shares. Any transfer of shares will not be valid if it would:

•	create a direct or indirect ownership of shares in excess of 9.8% of our total outstanding capital shares;

•	result in shares being owned by fewer than 100 persons;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	result in our disqualification as a REIT.

Shares held by a person in excess of 9.8% of our total outstanding capital shares will automatically be deemed to be transferred to us as trustee of a trust for the exclusive benefit of the transferees to whom those shares may ultimately be transferred without violating the 9.8% ownership limit. Such excess shares shall be treated as treasury shares. While in trust, these shares will not be entitled to vote (except as required by law), and will not be entitled to participate in dividends or other distributions. All certificates representing capital shares will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than a specified percentage of the outstanding common shares must file written notice with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each common shareholder shall upon demand be required to disclose to us in writing such information with respect to the actual and constructive ownership of shares as our board of trust managers deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These restrictions on ownership may have the effect of precluding the acquisition of control unless our board of trust managers and shareholders determine that maintenance of REIT status is no longer in our best interests.

Business Combinations

Our declaration of trust requires that except in certain circumstances, a business combination between us and a related person must be approved by the affirmative vote of the holders of not less than 80% of our outstanding common shares, including the affirmative vote of the holders of not less than 50% of the outstanding common shares not owned by the related person. However, the 50% voting requirement is not applicable if the business combination is approved by the affirmative vote of the holders of not less than 90% of our outstanding common shares. Our declaration of trust provides that a “business combination” is:

(1) any merger or consolidation, if and to the extent permitted by law, of us or our subsidiary, with or into a related person;

(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of us and our subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a related person;

(3) the issuance or transfer by us or our subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities by us or our subsidiary to a related person;

(4) any reclassification of securities (including any reverse share split) or recapitalization by us, the effect of which would be to increase the voting power of the related person;

(5) the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related person which involves any transfer of assets, or any other transaction, in which the related person has any direct or indirect interest (except proportionally as a shareholder);

(6) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and

(7) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

A “related person” generally is defined in the declaration of trust to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of our outstanding common shares.

The 80% and 50% voting requirements outlined above will not apply, however, if:

(1) the trust managers by a vote of not less than 80% of the trust managers then holding office (a) have expressly approved in advance the acquisition of our common shares that caused the related person to become a related person or (b) have expressly approved the business combination prior to the date on which the related person involved in the business combination shall have become a related person; or

(2) the business combination is solely between us and another corporation, 100% of the voting stock of which is owned directly or indirectly by us; or

(3) the business combination is proposed to be consummated within one year of the consummation of a fair tender offer (as defined in the declaration of trust) by the related person in which the business combination, the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of our common shares in the business combination is not less than the price offered in the fair tender offer;

(4) all of the following conditions shall have been met:

(a) the business combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a related person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of common shares in the business combination is not less than the highest per-share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the related person in acquiring any of its holdings of our common shares, which shall constitute a “fair price;”

(b) the consideration to be received by such holders is either cash or, if the related person shall have acquired the majority of its holdings of our common shares for a form of consideration other than cash, in the same form of consideration with which the related person acquired such majority;

(c) after such person has become a related person and prior to consummation of such business combination:

•

there shall have been no reduction in the annual rate of dividends, if any, paid per share on our common shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in our net income for the period for which such dividends are declared and except as approved by a majority of the trust managers continuing in office; and

•

such related person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by us prior to the consummation of such business combination (other than in connection with financing a fair tender offer); and

(d) proxy statement that conforms in all respects with the provisions of the Exchange Act and the rules and regulations thereunder shall be mailed to holders of our common shares at least 30 days prior to the consummation of the business combination for the purpose of soliciting shareholder approval of the business combination; or

(5) the “rights” (as defined below) shall have become exercisable.

If a person has become a related person and within one year after the date of the transaction pursuant to which the related person became a related person, which shall be considered as the “acquisition date,”

(1) a business combination meeting all of the requirements of paragraphs (4)(a)(b)(c) and (d) above regarding the applicability of the 80% voting requirement shall not have been consummated;

(2) a fair tender offer shall not have been consummated; and

(3) we have not been dissolved and liquidated,

then, in such event the beneficial owner of each common share (not including shares beneficially owned by the related person) shall have the right (each a “right” and collectively the “rights”) which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the acquisition date and continuing for a period of 90 days thereafter, subject to certain extensions, to sell to us on the terms set forth herein one share upon exercise of such right. At 5:00 P.M., Houston, Texas time, on the last day of the exercise period, each right not exercised shall become void, all rights in respect thereof shall cease as of such time and the certificates shall no longer represent rights.

DESCRIPTION OF DEBT SECURITIES

We will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities will have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

Any senior debt securities will be issued under a senior indenture dated as of May 1, 1995 between us and JPMorgan Chase Bank, as trustee, and any subordinated debt securities will be issued under a subordinated indenture dated as of May 1, 1995 between us and JPMorgan Chase Bank, as trustee. The term “trustee” as used in this prospectus refers to any bank that we may appoint as trustee under the terms of the applicable indenture, in its capacity as trustee for the senior securities or the subordinated securities.

We have summarized specific terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures because they, and not this description, fully define the rights of holders of debt securities. The indentures are subject to the Trust Indenture Act of 1939, as amended. To obtain copies of the indentures, see “Where You Can Find More Information” on page 1.

General

Unless otherwise provided in the prospectus supplement, the debt securities (whether senior or subordinated) will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of our present and future senior debt securities. See “Subordinated Debt Securities” on page 23.

The indentures do not limit the amount of debt securities that we can offer. Each indenture allows us to issue debt securities up to the principal amount that may be authorized by us. We may issue additional debt securities without your consent. We may issue debt securities in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Without your consent, we may engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of debt securities. We will not list the debt securities on any securities exchange.

Additional Terms of Debt Securities

A prospectus supplement and any supplemental indentures relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the type and title of debt securities offered;

•	any limit upon the total principal amount of the series of debt securities;

•	the total principal amount and priority of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of and premium, if any, on the debt securities will be payable or the method of determining such date;

•	the interest rates (which may be fixed or variable) that the debt securities will bear, or the method for determining such rates;

•	the dates from which the interest on the debt securities will accrue and be payable, or the method of determining those dates;

•	the date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment;

•	the place where principal of, premium, if any, and interest, on the debt securities will be payable or at which the debt securities may be surrendered for registration of transfer or exchange;

•

the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option, if we have that option;

•

the obligation, if any, we have to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price at which, and the other terms and conditions upon which, such debt securities shall be redeemed or purchased, in whole or in part;

•	the denominations in which the debt securities are authorized to be issued;

•

if the amount of principal of, or premium, if any, or interest on, the debt securities may be determined with reference to an index or pursuant to a formula or other method, the method in which such amounts will be determined;

•	the amount or percentage payable if we accelerate the maturity of the debt securities, if other than the principal amount;

•	any changes to or additional events of default or covenants set forth in the indentures;

•	the terms of subordination, if any;

•	any special tax implications of the debt securities, including provisions for original issue discount securities;

•

provisions, if any, granting special rights to the holders of the debt securities if certain specified events occur; the circumstances, if any, under which we will pay additional amounts on the debt securities held by non-U.S. persons for taxes, assessments or similar charges;

•	whether the debt securities will be issued in registered or bearer form or both;

•

the date as of which any debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the debt securities;

•	the forms of the securities and interest coupons, if any, of the series;

•	if other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the debt securities;

•	any means of defeasance or covenant defeasance that may be specified in the debt securities;

•

whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interest in the global security may exchange those interests for certificated debt securities to be registered in the name of, or to be held by, the beneficial owners or their nominees;

•

if the debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions;

•	any definitions for the debt securities for that series that are different from or in addition to the definitions included in the applicable indentures;

•

in the case of the subordinated indenture, the relative degree to which the debt securities shall be senior to or junior to other securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment;

•	whether the debt securities are to be guaranteed and, if so, by identity of the guarantors and the terms of the guarantees;

•	the terms, if any, upon which the debt securities may be converted or exchanged into or for our common shares, preferred shares or other securities or property;

•	any restrictions on the registration, transfer or exchange of the debt securities; and

•	any other terms consistent with the indenture.

Denominations, Interest, Registration and Transfer

Unless the prospectus supplement states differently, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.

Unless otherwise provided in the applicable prospectus supplement, the trustee will pay the principal of and any premium and interest on the debt securities and will register the transfer of any debt securities at its offices.

However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

Any interest on a debt security not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days’ prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as fully described in the applicable indenture.

Subject to any limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor the trustee will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of the debt security not to be repaid.

Senior Debt Securities

Any additional senior debt securities we issue will rank equally in right of payment with the senior debt securities offered by this prospectus and the applicable prospectus supplement. Further, the senior indenture does not prohibit us from issuing additional debt securities that may rank equally in right of payment to the senior debt securities. Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to all subordinated debt securities issued under the subordinated indenture.

Subordinated Debt Securities

The subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	of any insolvency, bankruptcy or similar proceeding involving us or our properties; or

•	we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

The subordinated indenture will not limit the amount of senior debt that we may incur. All series of subordinated debt securities as well as other subordinated debt issued under the subordinated indenture will rank equally with each other in right of payment.

The subordinated indenture prohibits us from making a payment of principal, premium, interest or sinking fund payments for the subordinated debt securities during the continuance of any default on senior debt or any default under any agreement pursuant to which the senior debt was issued beyond the grace period, unless and until the default on the senior debt is cured or waived.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding, the holders of all senior debt securities will first be entitled to receive payment in full of the principal, any premium and interest due on the senior debt before the holders of the subordinated debt securities are entitled to receive any payment. Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt or of the subordinated debt securities may recover less, ratably, than holders of senior debt but may recover more, ratably, than holders of the subordinated debt securities.

Global Certificates

Unless the prospectus supplement otherwise provides, we will issue debt securities as one or more global certificates that will be deposited with The Depository Trust Company. Unless otherwise specified in the applicable prospectus supplement, debt securities issued in the form of a global certificate to be deposited with

DTC will be represented by a global certificate registered in the name of DTC or its nominee. This means that we will not issue certificates to each holder. Generally, we will issue global securities in the total principal amount of the debt securities in a series. Debt securities in the form of a global certificate may not be transferred except as a whole among DTC, its nominee or a successor to DTC and any nominee of that successor.

We may determine not to use global certificates for any series. In that event, we will issue debt securities in certificated form.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Those laws and some conditions on transfer of global securities may impair the ability to transfer interests in global securities.

Ownership of Global Securities

So long as DTC or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. Both we and the trustee are only required to treat DTC or its nominee as the legal owner of those securities for all purposes under the indentures.

Unless otherwise specified in this prospectus or the prospectus supplement, no actual purchaser of debt securities represented by a global security will be entitled to receive physical delivery of certificated securities or will be considered the holder of those securities for any purpose under the indentures. In addition, no actual purchaser will be able to transfer or exchange global securities unless otherwise specified in this prospectus or the prospectus supplement. As a result, each actual purchaser must rely on the procedures of DTC to exercise any rights of a holder under the applicable indenture. Also, if an actual purchaser is not a DTC participant, the actual purchaser must rely on the procedures of the participant through which it owns its interest in a global security.

The Depository Trust Company

DTC acts as securities depositary for notes. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provision of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, the notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

Initial settlement for the global notes will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge notes to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, notes may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or nominee of DTC to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days;

•

there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default, in which case we will issue notes to a holder of a beneficial interest in the notes at the request of that beneficial holder; or

•	we, at our option, elect to terminate use of the book-entry system through DTC.

If any of the above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global notes along with instructions for re-registration. The trustee will re-issue the notes in full certificated registered form and will recognize the registered holders of the certificated notes as holders under the senior indenture.

Transfer or Exchange of Debt Securities

You may transfer or exchange debt securities (other than global securities) without a service charge at the corporate trust office of the trustee. You may also surrender debt securities (other than global securities) for conversion or registration of transfer without a service charge at the corporate trust office of the trustee. You must execute a proper form of transfer and pay any taxes or other governmental charges resulting from that action.

Transfer Agent

If we designate a transfer agent (in addition to the trustee) in a prospectus supplement, we may at any time rescind this designation or approve a change in the location through which any such transfer agent acts. We will, however, be required to maintain a transfer agent in each place of payment for a series of debt securities. We may at any time designate additional transfer agents for a series of debt securities.

Certain Covenants

Under the indentures, we are required to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year certifying our compliance with all of our obligations under the indentures;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium;

•	maintain an unencumbered total asset value (as defined in the indentures) in an amount of not less than 100% of the aggregate principal amount of all our outstanding debt;

•

except as described under “—Merger, Consolidation and Sale of Assets,” do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration of trust and statutory) and franchises, unless the board of trust managers determines that the preservation thereof is no longer desirable in the conduct of our business;

•

cause all of our material properties used or useful for the conduct of our business to be maintained and kept in good condition, repair and working order and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties to be made, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

•

keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if such insurer has publicly rated debt, the rating for such debt must be at least investment grade with the nationally recognized rating agencies; pay or discharge or cause to be paid or discharged, before they shall become delinquent,

(1) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, we are not required to pay or discharge any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith; and

•

transmit by mail to all holders of debt securities, without cost to such holders, and file with the trustee copies of the annual reports, quarterly reports and other documents which we file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act.

Under the indentures, we may not:

•

incur or permit a subsidiary to incur any debt (as defined in the indentures) which causes the aggregate principal amount of all our outstanding debt to become greater than 60% of the sum of (1) our total assets (as defined in the indentures) at the end of the calendar quarter covered in our then most recent 10-K or 10-Q and (2) the purchase price of any real estate assets or mortgages receivable acquired and any securities offering proceeds received since the end of such calendar quarter to the extent such proceeds were not used by us to acquire real estate assets or mortgages receivable or used to reduce debt;

•

incur or permit a subsidiary to incur any debt if our ratio of consolidated income available for debt service (as defined in the indentures) to the annual service charge (as defined in the indentures) shall have been less than 2.5 for the four quarters then most recently ended; and

•

incur any debt or permit a subsidiary to incur any debt secured by any mortgage lien, charge, pledge, encumbrance or security interest in which the aggregate principal amount of all our outstanding secured debt is greater than 40% of our total assets.

Events of Default, Notice and Waiver

Events of default under the indentures for any series of debt securities include:

•	failure for 30 days to pay interest on any debt securities of that series;

•	failure to pay principal of, or premium, if any, on any debt securities of that series;

•	failure to pay any sinking fund payment when due;

•

failure to perform or breach of any covenant or warranty contained in the indentures (other than a covenant added to the indentures solely for the benefit of a particular series of debt securities), which continues for 60 days after written notice as provided in the indenture;

•	default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10,000,000; or

•	events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. If an event of default occurs due to bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee, no advance notice of acceleration is required; acceleration is automatic.

Each indenture provides that, if an event of default has occurred, the trustee is to use the degree of care a prudent person would use in the conduct of his own affairs. Subject to those provisions, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request of any of the holders of the debt securities of a series unless they have furnished to the trustee reasonable security or indemnity.

Each indenture provides that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid, or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all debt securities of the applicable series;

•

the principal of and premium, if any, on any debt securities of the applicable series which have become due other than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities;

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities;

•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of, and premium, if any, or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if the trustee considers such withholding to be in the interest of the holders.

Limitation on Suits

The indentures limit the right of holders of debt securities to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:

•	the holder has given written notice to the trustee of default under the terms of that series of debt;

•

the holders of not less than 25% of the aggregate principal amount of debt securities of that series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

•	the trustee has not commenced an action within 60 days of receipt of the notice, request and offer of indemnity; and

•	no direction inconsistent with a request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities.

The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to the securities of any series; provided, however, that

•	the direction does not conflict with any rule of law or an indenture;

•	the trustee may take any action it deems proper and which is consistent with the direction of the holders; and

•	the trustee is not required to take any action that would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

Modification of the Indentures

In order to change or modify an indenture, we must obtain the consent of holders of at least a majority in principal amount of all outstanding debt securities affected by that change. The consent of holders of at least a majority in principal amount of each series of outstanding debt securities is required to waive compliance by us with specific covenants in an indenture. We must obtain the consent of each holder affected by a change:

•	to extend the maturity, or to reduce the principal, redemption premium or interest rate;

•	change the place of payment, or the coin or currency, for payment;

•	limit the right to sue for payment;

•	reduce the level of consents needed to approve a change to an indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required level of consents needed to approve a change to an indenture.

Defeasance

Unless stated otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as “defeasance.” If we defease debt securities, all obligations under the series of debt securities that is defeased will be deemed to have been discharged, except for:

•

the rights of holders of outstanding debt securities to receive, solely from funds deposited for this purpose, payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•

the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

We will also be able to free ourselves from certain covenants that are described in the indentures by taking the actions described below. The discharge of obligations using this process is known as “covenant defeasance.” If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under “ — Events of Default, Notice and Waiver” will no longer constitute an event of default with respect to the debt securities.

Unless stated otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, an amount in (1) currency in which those debt securities are then specified as payable at maturity, (2) government securities (as defined in the applicable indenture) or (3) any combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest and any mandatory sinking fund payments;

•	in the case of defeasance, we will deliver to the trustee an opinion of counsel confirming that either:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law,

the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

in the case of covenant defeasance, we will deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as Sections 501(6) and 501(7) of the indentures are concerned, at any time during the period ending on the 91st day after the date of deposit;

•

the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

we will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for that relate to either the defeasance or the covenant defeasance, as the case may be, have been met; and

•

we will deliver to the trustee an opinion of counsel to the effect that either (1) as a result of the deposit pursuant to the first bullet in this paragraph and the election to defease, registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing the deposit, or (2) all necessary registrations under the Investment Company Act have been effected.

Conversion

Debt securities may be convertible into or exchangeable for common shares or preferred shares. The prospectus supplement will describe the terms of any conversion rights. To protect our status as a REIT, debt securities are not convertible if, as a result of that conversion, any person would then be deemed to own, directly or indirectly, more than 9.8% of our capital shares. See “Restrictions On Ownership” on 18.

Merger, Consolidation and Sale of Assets

Each indenture generally permits us to consolidate or merge with another entity. The indentures also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will only consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of trust managers or any of our officers may be done by the board or officers of the successor entity.

Modifications and Amendments

Unless stated otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•	change the currency in which the principal or premium, if any, of any debt security or the interest thereon is payable;

•

reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults; or

•

modify any of the provisions that relate to supplemental indentures and that require the consent of holders, that relate to the waiver of past defaults, that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

•	evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the debt securities of any series;

•	adds to our covenants for the benefit of the holders of all or any series of debt securities or surrenders any of our rights or powers;

•	adds any additional event of default for the benefit of the holders of all or any series of debt securities;

•

adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer of securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	secures the debt securities of any series;

•	establishes the form or terms of debt securities of any series not yet issued;

•

evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•

cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

•

supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any series of debt securities; provided, however, that any such action may not adversely affect the interest of holders of debt securities of any series then outstanding in any material respect.

Original Issue Discount

We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities,” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:

•	does not provide for the payment of interest prior to maturity; or

•	is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Governing Law

Unless stated otherwise in a prospectus supplement, each indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred shares or common shares. We may issue warrants independently or together with debt securities, preferred shares or common shares or attached to or separate from the offered securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the preferred shares or common shares purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of preferred shares or common shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes our taxation and the material federal income tax consequences associated with an investment in our securities. The tax treatment of security holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders”);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Holders”); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Internal Revenue Code of 1986, as amended, its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

Taxation of Weingarten Realty Investors as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1985. Locke Lord Bissell & Liddell LLP has provided us an opinion that for our taxable year ended December 31, 2007 we qualified as a REIT under the Code, that we are organized and our manner of operation is in conformity with the requirements for qualification and taxation as a REIT under the Code as of the date of this Registration Statement, and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2008. You should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. In providing its opinion, Locke Lord Bissell & Liddell LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Locke Lord Bissell & Liddell LLP by us.

Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of share ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Locke Lord Bissell & Liddell LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT. See “—Failure to Qualify as a REIT” below.

The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference.

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Third, if we have (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income.

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Fourth, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the applicable safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

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Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—REIT Qualification,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

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Sixth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test.

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Seventh, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

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Eighth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required dividend over the amounts actually distributed.

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Ninth, if we acquire any appreciated asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset, and we recognize gain on the disposition of that asset during the 10-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate. In general, a “C corporation” means a corporation that has to pay full corporate-level federal income tax.

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Tenth, a 100% tax may be imposed on some items of income and expense that are directly or constructively earned or paid in a transaction between us and one of our taxable REIT subsidiaries (as defined under “—REIT Qualification”) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

REIT Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

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during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

•	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We believe that we have been organized, have operated and have issued sufficient shares to satisfy the conditions described in all seven bullet points set forth above. Our charter provides for restrictions regarding the ownership and transfer of our capital shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points set forth above. The ownership and transfer restrictions pertaining to capital shares are described earlier under the heading “—Restrictions on Ownership.”

For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that does not join with the REIT in making a taxable REIT subsidiary election. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

If a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, actions taken by any entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership in which we own an interest, either directly or through one or more tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions. Accordingly, for purposes of this discussion, when we discuss our actions, income or assets we intend that to include the actions, income or assets of any entity that is either a disregarded entity (including a qualified REIT subsidiary) or a partnership for U.S. federal income tax purposes in which we maintain an interest.

Taxable REIT Subsidiaries. A taxable REIT subsidiary, or a “TRS” is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of our taxable REIT subsidiaries will also be subject to tax, either (i) to us if we do not pay the dividends received to our shareholders as dividends, or (ii) to our shareholders if we do pay out the dividends received to our shareholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the parent REIT’s tenants that are not conducted on an arm’s-length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “—Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which we have invested either directly or indirectly may not represent more than 20% (25% for taxable years beginning after July 30, 2008, as described under “—Recent Tax Law Changes”) of the total value of our assets. We expect that the aggregate value of all of our interests in taxable REIT subsidiaries will represent less than 20% (or 25%, as applicable) of the total value of our assets, and we will, to the extent necessary, take actions necessary to satisfy the 20% (or 25%, as applicable) value limit. We cannot, however, assure that we will always satisfy this value limit or that the IRS will agree with the value we assign to any TRS in which we own an interest.

A TRS is not permitted to directly or indirectly operate or manage a “lodging facility” or a “health care facility.” A “lodging facility” is defined as a “hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis.” A “health care facility” is defined as a “hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients”. We do not own an interest in any TRS that operates or manages a lodging facility or health care facility.

We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a TRS for providing services that are non-customary and services to unrelated parties (such as our third party development and management services) that might produce income that does not qualify under the gross income tests described below. We might also hold certain properties in a TRS if we determine that the ownership structure of such properties may produce income that would not qualify for purposes of the REIT income tests described below.

Gross Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities or any combination of these.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages: (a) are fixed at the time the leases are entered into, (b) are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits, and (c) conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all of the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts (and fixed percentages of receipts or sales), and not to any extent by reference to any person’s net income or profits, in compliance with the rules above.

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Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee, referred to as a related party tenant. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person.

We do not own any stock or any assets or net profits of any lessee directly.

•	Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease.

The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%.

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Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

We do not intend to perform any services other than customary ones for our lessees, other than services provided through independent contractors or taxable REIT subsidiaries. If a portion of the rent we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as “rents from real property”: (1) the rent is considered based on the income or profits of the lessee; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS and our income from the services exceeds 1% of our income from the related property.

Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties, penalties for nonpayment or late payment of rent, lease application or administrative fees. These and other similar payments should qualify as “rents from real property.”

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, in the case of a shared appreciation mortgage, any additional interest received on a sale of the secured property will be treated as gain from the sale of the secured property.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. There is a safe harbor from such treatment, but such safe harbor only applies to properties that the REIT has held for at least four years (two years for sales after July 30, 2008, as described under “—Recent Tax Law Changes”), among other requirements. We may sell or otherwise dispose of some of our properties. To the extent possible, we will attempt to comply with the terms of the safe harbor provisions. However, it is possible that not all sales or dispositions will qualify for the safe harbor. In the absence of the safe harbor, whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. It is possible that the IRS may successfully characterize some or all of these sales of property as prohibited transactions.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on certain income from foreclosure property. We do not own any foreclosure properties and do not expect to own any foreclosure properties in the future. This would only change in the future if we were to make loans to third parties secured by real property.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income from certain hedging transactions, clearly identified as such, is not included in our gross income for purposes of the 95% gross income test (and for certain hedging transactions entered into after July 30, 2008, the 75% gross income test, as described in –Recent Tax Law Changes). Since the financial markets continually introduce new and innovative instruments related to risk-sharing or trading, it is not entirely clear which such instruments will generate income and which will be considered qualifying income for purposes of the gross income tests. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “—Taxation of Weingarten Realty Investors as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

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First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) interests in real property, including leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property, (e) stock in other REITs, and (f) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

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Fourth, no more than 20% (25% for taxable years beginning after July 30, 2008, as described under “—Recent Tax Law Changes”) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries; and

•	Fifth, no more than 25% of the value of our total assets may consist of assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Failure to Satisfy the Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions generally will be available for failures of the 5% asset test and the 10% asset tests if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within 6 months following the quarter in which it was discovered, or (ii) the failure is due to ownership of assets that exceed the amount in (i) above, the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements. Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gains, to our shareholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

We may elect to retain and pay income tax on the net long-term capital gains we receive in a taxable year. See “—Taxation of Taxable U.S. Holders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely dividends sufficient to satisfy the annual dividend requirements and to avoid corporate income tax and the 4% excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gains attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares or pay dividends in the form of taxable stock dividends.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of the outstanding common shares. We have complied and intend to continue to comply with these requirements.

Accounting Period. In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We use the calendar year as our accounting period for federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify as a REIT. If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be required to make any distributions to shareholders, and any dividends to shareholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual shareholders). Corporate shareholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions. If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Recent Tax Law Changes. On July 30, 2008, President Bush signed into law “The Housing and Economic Recovery Act of 2008” (the “Act”). The Act contains a number of provisions applicable to REITs and is generally effective for taxable years beginning after July 20, 2008. These provisions would become effective for us in our taxable year beginning on January 1, 2009. As noted below, however, certain provisions are effective after July 30, 2008. Some of the provisions address the treatment of foreign currency gains and income from hedging transactions for purposes of the REIT 75% and 95% income tests, while other provisions modify the REIT asset tests and the method for calculating amounts subject to the prohibited transaction penalty tax.

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The Act revised the tax treatment of certain foreign currency gains for purposes of the REIT 75% and 95% gross income tests. In general, if foreign currency gain is recognized after July 30, 2008 with respect to income that qualifies for purposes of the 75% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 75% and 95% gross income tests. If foreign currency gain is recognized after July 30, 2008 with respect to income that qualifies for purposes of the 95% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 95% gross income test, but will generally be included in gross income and treated as nonqualifying income for purposes of the 75% gross income test, except to the extent that such foreign currency gain qualifies pursuant to the immediately preceding sentence.

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The Act provides that certain hedging income (as described below, “qualified hedging income”) derived from transactions entered into by us after July 30, 2008 is excluded from both the REIT 75% and 95% income tests. Historically, “qualified hedging income” included only income derived from transactions that hedged indebtedness incurred or to be incurred by us to acquire or carry real estate assets. Under the Act, “qualified hedging income” is expanded to include income recognized by us from a transaction primarily entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% income tests. Under both prior law and the Act we are also required to properly identify any such hedges in our books and records.

•	Under the Act, we may hold up to 25% (as opposed to 20% under prior law) of our assets in the form of securities issued by taxable REIT subsidiaries.

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We are subject to a 100% penalty tax on income from prohibited transactions (generally, income derived from the sale of property primarily held for sale to customers in the ordinary course of business). With respect to prohibited transactions occurring after July 30, 2008, any foreign currency gain (as defined in Section 988(b)(1) of the Code) and any foreign currency loss (as defined in Section 988(b)(2) of the Code) will be taken into account in determining the amount of income subject to the 100% penalty tax. The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In the case of sales taking place after July 30, 2008, the Act makes it easier to comply with the safe harbor by reducing from 4 years to 2 years the time periods during which certain conditions must be satisfied. In order to meet the safe harbor as amended, among other things, (i) we must have held the property for at least 2 (previously 4) years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 (previously 4) years for the production of rental income), (ii) we must not have made aggregate expenditures during the 2- (previously 4-) year period preceding the date of sale that exceed 30% of the net selling price of the property, and (iii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, either the aggregate adjusted basis of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year or the aggregate fair market value of all the properties sold by us during the taxable year must not exceed 10% of the aggregate fair market value of all our assets as of the beginning of the taxable year.

Taxation of Taxable U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•

a corporation or partnership (or other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for the lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual shareholders), including dividends from our TRS, (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Dividends of this kind will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

The 15% reduced maximum tax rate on “qualified dividends” and certain long-term capital gains, as described above, was provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 and was originally effective for taxable years ending on or after May 6, 2003 through December 31, 2008. On May 17, 2006, President Bush signed the Tax Relief Extension Reconciliation Act of 2005, which extended this reduction until December 31, 2010. Without future legislative changes, the maximum long-term capital gains and dividend rate discussed above will increase in 2011.

To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our shares for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder’s adjusted basis in its common shares will be taxable as capital gains, provided that the shares have been held as a capital asset.

Dividends authorized by us in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided that we actually pay the dividend in January of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common shares at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our shareholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our shares will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain.

When a taxable U.S. holder sells or otherwise disposes of our shares, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the shares for more than one year. Long-term capital gains of an individual taxable U.S. holder is generally taxed at preferential rates. The highest marginal individual income tax rate is currently 35%. The maximum tax rate on long-term capital gains applicable to individuals is 15% for sales and exchanges of assets held for more than one year and occurring after May 6, 2003 through December 31, 2010. The maximum tax rate on long-term capital gains from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally may designate whether a distribution we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is taxable to non-corporate holders at a 15% or 25% rate. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our shares that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

Information Reporting Requirements and Backup Withholding

We will report to our holders of our debt securities and shares and to the Internal Revenue Service the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding at a rate of 28% with respect to interest or dividends unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “—Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Holders

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as “debt financed property” within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from the shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt holder has held the shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•

either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in “—Taxation of Taxable U.S. Holders” concerning the inclusion of our designated undistributed net capital gains in the income of our shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our shares is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8 BEN) is filed with us or the appropriate withholding agent or (b) the non-U.S. holders files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

Dividends to a non-U.S. holder that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s stock. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s common shares, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) will not apply with respect to a non-U.S. holder that does not own more than 5% of our common stock at any time during the taxable year, provided our common stock is “regularly traded” on an established securities market in the U.S.. We are required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 35% of any distribution that we could designate as a capital gains dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

Sale of Common Shares. Gain recognized by a non-U.S. holder upon a sale or exchange of our common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose shares are and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe that we will be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of our common shares, however, because our shares are publicly traded, no assurance can be given that the we will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. holder if investment in the common shares are treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder’s sale of common shares only if the selling non-U.S. holders owned more than 5% of the class of common shares sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common shares sold or the five-year period ending on the date when the shareholder disposed of the common shares. If tax under this statute applies to the gain on the sale of common shares, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Backup Withholding and Information Reporting. If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of common stock effected at a U.S. office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax,

provided neither we nor your broker has actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker: (a) a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or (b) other documentation upon which we may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations, or (c) you otherwise establish an exemption.

Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the U.S.;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the U.S. as provided in U.S. Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year: (a) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

State and Local Taxes

We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Taxation of Debt Securities

Stated Interest and Market Discount. Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the holder disposes of the debt security in a taxable transaction.

A holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Securities and Exchange Commission or the Internal Revenue Service. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder’s acquisition date to the debt security’s maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for federal income tax purposes.

Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder’s tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain in excess of accrued interest not previously included in income by the holder or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

LEGAL MATTERS

Unless otherwise noted in a prospectus supplement, Locke Lord Bissell & Liddell LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus and certain tax matters. Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, the related financial statement schedules, incorporated in this Prospectus by reference from the Weingarten Realty Investors’ Current Report on Form 8-K and Annual Report on Form 10-K, respectively, and the effectiveness of Weingarten Realty Investors’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses of the Bourn Properties Portfolio, the Devon Properties Portfolio and the Prudential Properties Portfolio for the year ended December 31, 2006, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated February 20, 2008, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supercedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 7 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2007 (except for Items 1, 2, 6, 7 and 8 which are incorporated by reference from the Current Report on Form 8-K dated December 4, 2008).

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

•	Current Reports on Form 8-K dated February 20, 2008, February 27, 2008, May 8, 2008, August 1, 2008, October 31, 2008 and December 4, 2008.

•	The description of our common shares of beneficial interest contained in our registration statement on Form 8-A filed March 17, 1988.

•	The description of our 6.75% Series D Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed April 17, 2003.

•	The description of our 6.95% Series E Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed on July 8, 2004.

•	The description of our 6.5% Series F Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed on January 29, 2007.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of any or all of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

Weingarten Realty Investors

2600 Citadel Plaza Drive

Suite 300

Houston, Texas 77008

(713) 866-6000.

$

Weingarten Realty Investors

    % Notes Due 2019

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

Morgan Keegan & Company, Inc.

RBC Capital Markets

August     , 2009